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              [LETTERHEAD OF BAKER & BOTTS, L.L.P. APPEARS HERE]


                                                                       Exhibit 5
                                                                       ---------



                                                       June 30, 1997



Tele-Communications, Inc.
5619 DTC Parkway
Englewood, Colorado 80111

               Re:  Tele-Communications, Inc.
                    Registration Statement on Form S-4
                    ----------------------------------

Gentlemen:

          Reference is made to the Registration Statement on Form S-4, Reg. No. 333-29451 (the "Registration Statement"), filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"), by Tele-Communications, a Delaware corporation ("TCI"), with respect to shares of Tele-Communications, Inc. Series A TCI Group Common Stock, $1.00 par value per share, of TCI (the "Series A TCI Group Common Stock"). The shares of Series A TCI Group Common Stock are being registered under the Securities Act in connection with the merger of a wholly owned subsidiary of TCI with and into Kearns-Tribune Corporation, a Utah corporation ("KT"). The Series A TCI Group Common Stock is described in the Proxy Statement/Prospectus (the "Prospectus") included in the Registration Statement to which this opinion is an exhibit. All capitalized terms used but not defined herein have the meanings ascribed thereto in the Prospectus.

          This opinion of counsel is being furnished, at your request, to you for filing as Exhibit 5 to the Registration Statement. In rendering our opinion, we have examined the Restated Certificate of Incorporation and By-Laws of TCI, each as amended; resolutions of the Board of Directors of TCI with respect to the Merger, the filing of the Registration Statement and related matters; the Merger Agreement and such other documents, records, certificates of public officials and other instruments and questions of law as we deemed necessary or appropriate for the purposes of this opinion.
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          Based upon the foregoing and subject to the limitations set forth in the next succeeding paragraph, and subject to (i) the approval and adoption of the Merger Agreement by the shareholders of KT pursuant to the Utah Revised Business Corporation Act (the "URBCA"), and (ii) the filing and effectiveness in accordance with the URBCA of articles of merger with respect to the Merger, it is our opinion that the shares of Series A TCI Group Common Stock to which the Registration Statement relates, when issued in the Merger as described in the Prospectus, will be duly authorized, validly issued, fully paid and non-assessable.

          In rendering the foregoing opinion, we have relied, to the extent we deem such reliance appropriate, on certificates of officers of TCI as to factual matters. We have assumed the authenticity of all documents submitted to us as originals and the conformity to authentic original documents of all documents submitted to us as certified, conformed, or reproduction copies. We have also assumed the accuracy of the representations and warranties of the parties contained in the Merger Agreement. We have further assumed that there will be no changes in applicable law between the date of this opinion and the issuance of the shares of Series A TCI Group Common Stock in the Merger and that the Merger will be consummated in the manner contemplated by the Prospectus and in accordance with the provisions of the Merger Agreement.

          We hereby consent to the filing of this opinion as Exhibit 5 to the Registration Statement and to the reference to our firm under the heading "Legal Matters" in the Prospectus. In giving the foregoing consent, we do not thereby admit that we are in the category of persons whose consent is required under
Section 7 of the Securities Act or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

                                                       Very truly yours,



                                                       BAKER & BOTTS, L.L.P.


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